UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant 

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

LEUCADIA NATIONAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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Leucadia National Corporation

July 10, 2013

Dear Shareholder:

We have previously sent to you proxy material for the Annual Meeting of Shareholders of Leucadia National Corporation, to be held on July 25, 2013.  Your Board of Directors recommends that shareholders vote FOR all items on the agenda.

Your vote is important, no matter how many or how few shares you may own.  If you have not already done so, please vote TODAY by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided.

Very truly yours,

Laura E. Ulbrandt
Assistant Vice President and Secretary

REMEMBER:
You can vote your shares by telephone, or via the Internet.
Please follow the easy instructions on the enclosed proxy card.

If you have any questions, or need assistance in voting
your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED
TOLL-FREE, at 1-877-717-3926.

[The following is an e-mail to all employees of Jefferies Group LLC from Richard B. Handler, Chief Executive Officer of Leucadia National Corporation and Brian P. Friedman, President of Leucadia National Corporation.]

To:  All Jefferies Group LLC Employees

From:  Richard B. Handler and Brian P. Friedman

Subject:  Vote Your Leucadia Shares

As you know, the Leucadia National Corporation 2013 Annual Meeting of Shareholders is to be held on July 25, 2013.  If you own shares in Leucadia National Corporation, by now you will have received proxy materials for the Annual Meeting.  The Board of Directors recommends that shareholders vote FOR all items on the agenda.

Your vote is important, no matter how many or how few shares you may own.  Please also remember that you may hold shares in more than one account—please be sure to vote any shares you hold directly or in “street-name” (i.e., through a bank or broker), as well as any shares you hold through any employee benefit plan.

If you have not already done so, please vote TODAY by telephone, via the Internet, or by signing, dating and returning the proxy card that you received with the proxy materials.

If you have any questions, or need assistance in voting your shares, please call our proxy solicitor, Innisfree M&A Incorporated Toll-Free, at 1-877-717-3926.

Sincerely,
Rich and Brian

[The following is an e-mail from Richard B. Handler, Chief Executive Officer of Leucadia National Corporation to certain institution shareholders.]

_____,

Just a personal reminder, please vote your Leucadia Shares before July 25, 2013.  Much appreciated.

Rich